Exhibit 99.1

News Release

BOARDWALK ANNOUNCES SECOND QUARTER 2016 RESULTS
AND QUARTERLY DISTRIBUTION OF $0.10 PER UNIT
HOUSTON, August 1, 2016 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.10 ($0.40 annualized) payable on August 18, 2016, to unitholders of record as of August 11, 2016.
The Partnership also announced its results for the second quarter ended June 30, 2016, which included the following items:

•
Operating revenues of $306.3 million for the quarter and $651.3 million for the six months ended June 30, 2016, a 3% increase and a 4% increase from $298.6 million and $628.3 million in the comparable 2015 periods. Operating revenues, less fuel and transportation expense, were $294.7 million for the quarter and $619.4 million for the six months ended June 30, 2106, an 8% increase from $273.8 million and $575.4 million in the comparable 2015 periods.

•
Net income of $65.7 million for the quarter and $166.7 million for the six months ended June 30, 2016, a 63% increase and a 41% increase from $40.4 million and $118.1 million in the comparable 2015 periods;

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) of $190.3 million for the quarter and $413.0 million for the six months ended June 30, 2016, a 14% increase and an 11% increase from $167.3 million and $371.9 million in the comparable 2015 periods; and

•
Distributable cash flow of $128.9 million for the quarter and $289.0 million for the six months ended June 30, 2016, a 40% increase and a 29% increase from $92.3 million and $224.6 million in the comparable 2015 periods.

Compared with the second quarter of 2015, the Partnership’s operating revenues were favorably impacted by $12.7 million of proceeds received from the settlement of a legal claim, the return to service in mid-2015 of the Evangeline pipeline system, recently completed growth projects and an increase in the Partnership’s parking and lending and storage services from improved market conditions. The second quarter of 2015 was favorably impacted by the receipt of $6.3 million of business interruption proceeds.

For the six-month period, the Partnership’s operating revenues, net income and EBITDA were positively impacted by the items discussed above.
Capital Program
Growth capital expenditures were $217.6 million and maintenance capital expenditures were $41.4 million for the six months ended June 30, 2016.
Conference Call
The Partnership has scheduled a conference call for August 1, 2016, at 9:30 a.m. Eastern time to review the quarterly results, current market conditions and distribution amount. The earnings webcast may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (855) 793-3255 for callers in the U.S. or (631) 485-4925 for callers outside the U.S. The Conference ID to access the call is 37711438.
Replay
An online replay will be available on the Boardwalk website immediately following the call.

Exhibit 99.1

Non-GAAP Financial Measures - EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including EBITDA and distributable cash flow. EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the midstream portion of the natural gas and natural gas liquids industry. Distributable cash flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements to assess the Partnership's ability to make cash distributions to its unitholders and general partner.

EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA and distributable cash flow are not necessarily comparable to similarly titled measures of another company.
Tax Notification
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100% of Boardwalk’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Boardwalk’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that transports and stores natural gas and liquids for its customers. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Operating Revenues:
Transportation	$269.8	$256.9	$575.7	$546.5
Parking and lending	4.4	2.8	8.5	5.6
Storage	23.6	20.9	44.6	40.2
Other	8.5	18.0	22.5	36.0
Total operating revenues	306.3	298.6	651.3	628.3
Operating Costs and Expenses:
Fuel and transportation	11.6	24.8	31.9	52.9
Operation and maintenance	48.3	53.4	91.7	94.7
Administrative and general	35.5	31.8	70.2	62.4
Depreciation and amortization	79.1	81.0	158.1	162.6
Asset impairment	—	—	—	0.1
Net gain on sale of operating assets	—	(0.1)	—	(0.1)
Taxes other than income taxes	22.5	21.8	48.5	47.0
Total operating costs and expenses	197.0	212.7	400.4	419.6
Operating income	109.3	85.9	250.9	208.7
Other Deductions (Income):
Interest expense	45.4	45.9	88.0	91.1
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
Miscellaneous other income, net	(1.9)	(0.4)	(4.0)	(0.6)
Total other deductions	43.4	45.4	83.8	90.3
Income before income taxes	65.9	40.5	167.1	118.4
Income taxes	0.2	0.1	0.4	0.3
Net Income	$65.7	$40.4	$166.7	$118.1
Net Income per Unit:
Net income per common unit	$0.26	$0.16	$0.65	$0.47
Weighted-average number of common units outstanding	250.3	250.3	250.3	247.3
Cash distribution declared and paid to common units	$0.10	$0.10	$0.20	$0.20

Exhibit 99.1

The following table presents a reconciliation of the Partnership's EBITDA and distributable cash flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net Income	$65.7	$40.4	$166.7	$118.1
Income taxes	0.2	0.1	0.4	0.3
Depreciation and amortization	79.1	81.0	158.1	162.6
Interest expense	45.4	45.9	88.0	91.1
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
EBITDA	190.3	167.3	413.0	371.9
Less:
Cash paid for interest, net of capitalized interest	32.7	37.2	78.7	91.4
Maintenance capital expenditures	26.8	37.4	41.4	55.4
Add:
Other (1)	(1.9)	(0.4)	(3.9)	(0.5)
Distributable Cash Flow	$128.9	$92.3	$289.0	$224.6

(1)	Includes other non-cash items, such as the equity component of allowance for funds used during construction.

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP
NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended June 30, 2016, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$65.7
Declared distribution	25.6	$25.1	$0.5
Assumed allocation of undistributed net income	40.1	39.3	0.8
Assumed allocation of net income attributable to limited partner unitholders and general partner	$65.7	$64.4	$1.3
Weighted-average units outstanding		250.3
Net income per unit		$0.26

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended June 30, 2015, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$40.4
Declared distribution	25.6	$25.1	$0.5
Assumed allocation of undistributed net income	14.8	14.5	0.3
Assumed allocation of net income attributable to limited partner unitholders and general partner	$40.4	$39.6	$0.8
Weighted-average units outstanding		250.3
Net income per unit		$0.16

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the six months ended June 30, 2016, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$166.7
Declared distribution	51.1	$50.1	$1.0
Assumed allocation of undistributed net income	115.6	113.3	2.3
Assumed allocation of net income attributable to limited partner unitholders and general partner	$166.7	$163.4	$3.3
Weighted-average units outstanding		250.3
Net income per unit		$0.65

Exhibit 99.1

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the six months ended June 30, 2015, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$118.1
Declared distribution	51.1	$50.1	$1.0
Assumed allocation of undistributed net income	67.0	65.7	1.3
Assumed allocation of net income attributable to limited partner unitholders and general partner	$118.1	$115.8	$2.3
Weighted-average units outstanding		247.3
Net income per unit		$0.47

SOURCE:    Boardwalk Pipeline Partners, LP

INVESTOR CONTACTS:
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
ir@bwpmlp.com
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer